Exhibit 99.1

PRELIMINARY COPY

ANNUAL MEETING OF STOCKHOLDERS OF

[●], 2016

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at [●]

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), (3) AND (4).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
3. To elect the following nominees as Class I members of the Board of Directors of Nexstar (except as marked below), for a term of three years.

1.   To approve the issuance of shares of Nexstar Broadcasting Group, Inc. (“Nexstar”) Class A common stock to Media General, Inc. (“Media General”) shareholders as contemplated by the Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar, Neptune Merger Sub, Inc. and Media General.

					☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Lisbeth McNabb
O C. Thomas McMillen

☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

2.   To approve one or more adjournments of the Nexstar annual meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the issuance of Nexstar Class A common stock.

					☐	☐	☐
				4. To ratify the selection of PricewaterhouseCoopers LLP as Nexstar’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
Other Matters: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NEXSTAR BROADCASTING GROUP, INC.
545 E. John Carpenter Freeway, Suite 700 Irving, TX 75062 2016 Annual Meeting of Stockholders This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Perry A. Sook, Elizabeth Ryder and Thomas E. Carter, and each of them, each with the power to appoint his or her substitute, as proxy or proxies to represent and to vote, as designated on the reverse side, all shares of common stock of Nexstar Broadcasting Group, Inc. (the “Company”) which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at [●], Central Daylight Time, on [●], [●], 2016 or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS AS DISCLOSED IN THE PROXY STATEMENT.

(Continued and to be signed on the reverse side)

COMMENTS:

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